                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated October 21, 1999 (and to all references to our Firm) included in or made a part of this Registration Statement.


                                                             ARTHUR ANDERSEN LLP


Denver, Colorado
December 20, 1999